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CONSENT OF INDEPENDENT AUDITORS

We consent to the use and incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this Registration Statement on Form N-14 ("N-14 Registration Statement") of our report dated April 12, 2001 for Morgan Stanley Dean Witter S&P 500 Select Fund relating to the February 28, 2001 financial statements appearing in the 2001 Annual Report to Shareholders of Morgan Stanley Dean Witter S&P 500 Select Fund and our report dated October 17, 2001 for Morgan Stanley S&P 500 Index Fund relating to the August 31, 2001 financial statements appearing in the 2001 Annual Report to Shareholders of Morgan Stanley S&P 500 Index Fund, which accompany and are incorporated by reference in the N-14 Registration Statement. We also consent to the references to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Financial Highlights," "Custodian and Independent Auditors" and "Experts" in each Fund's Prospectus and Statement of Additional Information dated April 30, 2001 for Morgan Stanley Dean Witter S&P 500 Select Fund and October 31, 2001 for Morgan Stanley S&P 500 Index Fund, all of which accompany the N-14 Registration Statement.

Deloitte & Touche LLP
New York, New York
February 25, 2002